UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2011

First PacTrust Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49806	04-3639825
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Bay Boulevard, Chula Vista, California		91910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(619) 691-1519

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2011, First PacTrust Bancorp, Inc. (the "Company") entered into indemnification agreements with the following officers and directors: Alvin L. Majors, Gregory A. Mitchell, Chad T. Brownstein, Francis P. Burke, Timothy R. Chrisman, Hans R. Ganz, Kenneth W. Scholz, Jeffrey T. Seabold, Steven Sugarman, and Donald A. Whitacre, (each an "Indemnitee") in substantially the form attached hereto.

Among other things, the indemnification agreements generally require the Company to indemnify and hold an Indemnitee harmless to the maximum extent permitted by Maryland General Corporation Law for liabilities arising out of the Indemnitee’s service to the Company or another entity for which such person is or was serving at the request of the Company. The indemnification agreements also require the Company to use its reasonable best efforts to obtain directors and officers liability insurance on terms and conditions deemed appropriate by the Company’s Board of Directors. The Indemnification Agreements further provide that, subject to the terms set forth therein, the Company will indemnify the applicable director and/or executive officer for any and all expenses that he or she becomes legally obligated to pay because of any claims made against or by the director and/or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, and whether formal or informal (including an action by or in the right of the Company), to which he or she is, was or at any time becomes a party or a participant, including as a witness or otherwise, or is threatened to be made a party or participant, by reason of the fact that he or she is, was or at any time becomes a director, officer, employee or other agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including a subsidiary of the Company. The Indemnification Agreements also require the Company to advance expenses prior to the final adjudication of any such proceeding and provide for certain presumptions and procedures applicable to a determination of a director and/or officer's right to receive indemnification and advancement of expenses. The Company is also obligated to contribute to certain amounts incurred by the director and/or officer if the indemnification provided for under the Indemnification Agreements is not available for any reason.

A form Indemnification Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the terms and provisions of such indemnification agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Form of First PacTrust Bancorp, Inc. Indemnification Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

May 2, 2011	By:	/s/ James P. Sheehy

Name: James P. Sheehy
Title: Executive Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Form of First PacTrust Bancorp, Inc. Indemnification Agreement